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                                                                   EXHIBIT 10.35

                                    EXHIBIT C

                       TERAYON COMMUNICATION SYSTEMS, INC.

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

      As an employee of Terayon Communication Systems, Inc., a Delaware corporation, and/or any of its subsidiaries or affiliates (together, the "Company"), and as a condition of my employment by the Company and in consideration of the compensation now and hereafter paid to me, I agree to the following:

1.    Maintaining Confidential Information.

      (a) Company Information. I agree at all times during the term of my employment and thereafter to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation, without the written authorization of the Board of Directors of the Company, any trade secrets, confidential knowledge or data, proprietary materials, or other proprietary information of the Company. By way of illustration and not limitation, such proprietary materials and information shall include proprietary and/or confidential materials and information relating to software, test data, protocols, assay components, procedures and formulations, products, processes, know-how, designs, formulas, methods, developmental or experimental work, improvements, discoveries, plans for research, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers, and information regarding the skills and compensation of other employees of the Company.

      (b) Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of my former or concurrent employers or companies, if any, and that I will not bring onto the premises of the Company any unpublished documents or property belonging to my former or concurrent employers or companies unless consented to in writing by said employers or companies.

      (c) Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and, in some cases, to use in only for certain limited purposes. I agree that I owe the Company and such third parties, both during the term of my employment and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation (except in a manner that is consistent with the Company's agreement with the third party) or use it for the benefit of anyone other than the Company or such third party (consistent with the Company's agreement with the third party.)

2.    Assignment of Inventions and Original Works.

      (a) Inventions and Original Works Retained by Me. I have attached hereto as Exhibit A a complete list of all inventions, original works or authorship, developments, improvements, and trade secrets, relating in any way to the Company's present or anticipated business, that I have, alone or jointly with others, conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of the Agreement. If disclosure of an item in Exhibit A would cause me to violate any prior confidentiality agreement, I understand that I am not to list such in Exhibit A but am to inform the Company that all items have not been listed for that reason. A space is provided on Exhibit A for such purposes. If no list is attached, I represent that there are no such items.

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      (b)   Inventions and Original Works Assigned to the Company. I agree that
            I will make prompt written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and will assign to the Company all my right, title and interest in and to any ideas, inventions, compositions of matter, original works of authorship, developments, improvements or trade secrets which I solely or jointly conceive or reduced to practice, during the period of my employment with the Company. I recognize that the Agreement does not require assignment of any invention which qualifies fully for protection under Section 2870 of the California Labor Code (hereinafter "Section 2870"), which provides as follows:

               (1) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                        (a) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer;

                        (b) Result from any work performed by the employee for the employer.

               (2) To the extent a provision in an employment agreement proports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

      I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," as that term is defined by the United States Copyright Act (17 U.S.C., Section 101).

      (a) Inventions and Original Works Assigned to the United States. I agree to assign to the United States government all my right, title and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets whenever full title to same is required to be in the Untied States by a contract between the Company and the United States or any of its agencies.

      (d) Obtaining Letters Patent, Copyright Registrations and Other Protections. I will assist the Company in every proper way to obtain and enforce the United States and foreign proprietary rights relating to any and all inventions, original works or authorship, developments, improvements, or trade secrets of the Company in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearing as a witness) the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such proprietary rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such proprietary rights to the Company or its designee. My obligation to assist the company with respect to proprietary rights in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

            In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding

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      paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company and all claims of any nature whatsoever which I now or may hereafter have for infringement of any and all proprietary rights assigned to the Company.

            (c) Obligation to Keep the Company Informed. In addition to my obligations under paragraph 2(b) above, during the period of my employment and for one year after termination of my employment for any reason, I will promptly disclose to the Company fully and in writing all patent applications filed by me on my behalf. At the time of each such disclosure, I will advise the Company in writing of any inventions that I believe fully qualify for protection under
            Section 2870; and I will at that time provide the Company in writing all evidence necessary to substantiate that belief. I understand that the Company will keep in confidence and will not disclose to third parties without my consent any proprietary information disclosed in writing to the Company pursuant to the Agreement relating to inventions that qualify for protection under Section 2870; will preserve the confidentiality of any invention that does not qualify for protection under Section 2870. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all proprietary information developed by me and all inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

3.    No Conflicting Employment: No Inducement of Other Employees.

            I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any other employment or business activity directly related to the business in which the Company is now involved or becomes involved, nor will I engage in any other activities which conflict with my obligations to the Company. For the period of my employment by the Company and for one (1) year after the date of termination of my employment by the Company, I will not induce any employee of the company to leave the employment of the company.

4.    No Conflicting Obligations.

            I represent that my performance of all terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

5.    Return of Company Documents and Materials.

            When I leave the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, software, test data, protocols, assay components, or other property, together with all copies, thereof (in whatever medium recorded belonging to the Company, its successors or assigns. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement for technical and management personnel.

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I have been informed and acknowledge that the unauthorized taking of Company's trade secrets

      (I) could result in civil liability under California Civil Code Section 3426, and that, if willful, could result in an award for triple the amount of the Company's damages and attorney's fees; and

      (II) is a crime under California Penal Code Section 444(c), punishable by imprisonment for a time not exceeding a year, or by a fine not exceeding five thousand dollars ($5,000), or by both.

6.    Notification of New Employer.

            In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

7.    Legal and Equitable Remedies.

            Because my services are personal and unique and because I may have access to and become acquainted with the proprietary information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond, without prejudice to any other rights and remedies that the Company may have for a breach of Agreement.

8.    General Provisions.

            (a) Not an Employment Contract. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the company's right to terminate my employment at any time, with or without cause.

            (b) Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and constructed according to the laws of the State of California. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Santa Clara County, California for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

            (c) Entire Agreement. This Agreement sets forth the final, complete and exclusive agreement and understanding between the Company and me relating to the subject matter hereof and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by both the Company and me. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

            (d) Severability. If one or more of the provisions in the Agreement are deemed unenforceable by law, such provisions shall be deemed severed from the Agreement and the remaining provisions will continue in full force and effect.

            (e) Successors and Assigns. This Agreement will be binding upon heirs, executors, administrators and other legal representatives and will not be for the benefit of the Company, its successors and its assigns.

            (f) Survival. The provisions of this Agreement shall survive the termination or my employment and the assignment of this Agreement by the company to any successor in interest or other assignee.

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            (g) Waiver. No waiver by the company of any breach of this Agreement shall be a waiver of any proceeding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

This Agreement shall be effective as of the first day of my employment with the Company, which is ________________, 2004.

I UNDERSTAND THAT THIS AGREEMENT AFFECTS MY RIGHTS TO INVENTIONS I MAKE DURING MY EMPLOYMENT, AND RESTRICTS MY RIGHT TO DISCLOSE OR USE THE COMPANY'S PROPRIETARY INFORMATION DURING OR SUBSEQUENT TO MY EMPLOYMENT.

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.

Dated:  July 22, 2004.                  /s/ Jerry Chase
                                        ----------------------------------------
                                        Signature

ACCEPTED AND AGREED TO:                 Jerry Chase
                                        ----------------------------------------
                                        Jerry Chase

TERAYON COMMUNICATION SYSTEMS, INC.

                                        [ILLEGIBLE]
                                        ----------------------------------------
By: /s/ Zaki Rakib                                 Address
    -------------------------------
    Zaki Rakib

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                                    EXHIBIT A

Terayon Communication Systems, Inc.
4988 Great America Parkway
Santa Clara, CA 95054

Gentlemen:

      1. The following is a complete list of all inventions, original works of authorship, developments, improvements, and trade secrets, relating in any way to the present or anticipated business of Terayon Communication Systems, Inc. (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

      -     No inventions or improvements.

      -     See below.

      - Due to confidentiality agreements with prior employer, I cannot disclose certain inventions that would otherwise be included on the above-described list.

      -     Additional sheets attached.

      2. I propose to bring to my employment the following devices, materials and documents of a former employer or other person to whom I have an obligation of confidentiality that are not generally available to the public, which materials and documents may be used in my employment pursuant to the express written authorization of my former employer or such other person (a copy of which is attached hereto):

      -     No inventions or improvements.

      -     See below.

      -     Additional sheets attached.

Date:  July 22, 2004.                            Very truly yours,

                                                 /s/ Jerry Chase
                                                 -------------------------------
                                                 Jerry Chase